THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THE COMPANY (AS DEFINED BELOW) WILL TRANSFER SUCH SECURITY ONLY UPON RECEIPT OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

            EXERCISABLE AT ANY TIME SUBJECT TO THE PROVISIONS HEREOF

                NO. _____ INTERNATIONAL COSMETICS MARKETING CO.
                           D/B/A BEVERLY SASSOON & CO.
                               WARRANT CERTIFICATE

                   Warrant Certificate for _________ Warrants
                      to Purchase _________ Warrant Shares

         This Warrant Certificate certifies that, for value received, ________________ (the "Holder") is the owner of the number of warrants set forth above (the "Warrants"), which entitle the Holder to purchase from International Cosmetics Marketing Co. d/b/a Beverly Sassoon & Co. (the "Company") at any time from and after the date hereof and without expiration an aggregate of _______ Warrant Shares (as defined below), at the purchase price stated in Section 2.3 hereof (the "Exercise Price"). The number of Warrant Shares purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as herein provided.

         For purposes of this Warrant Certificate, "Warrant Shares" shall mean shares of the Company's Common Stock, par value $.001 (the "Common Stock"); provided, however, that if, in accordance with Section 6.3 hereof, the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the "Warrant Shares" shall mean the securities so issuable by such entity or the securities of the class of securities so issuable.

         The Warrants are subject to the following terms, conditions and provisions:

         SECTION 1. Registration; Transferability; Exchange of Warrant Certificate.

                  1.1 Registration. The Company shall number and register the Warrants in a register (the "Warrant Register") maintained at the principal office of the Company (the "Office"). The Company shall be entitled to treat the Holder of the Warrants as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person.

                  1.2 Transfer and Exchange.

                           (a) The Warrants shall be transferable only on the
Warrant Register upon delivery thereof by the Holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee of such Warrants and a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the remaining Warrants, if any, not so transferred, shall be issued to the Holder. No transfer of the Warrants or any interest therein other than in compliance with this Section 1.2 shall be made or recorded in the Warrant Register, and any such purported transfer shall be void and of no effect.

                           (b) This Warrant Certificate is exchangeable, in
whole or in part, upon the surrender hereof by the holder hereof at the Office for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of Warrant Shares that may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the holder of such new Warrant Certificates at the time of such surrender.

         SECTION 2. Term of Warrants; Exercise of Warrants.

                  2.1 Term of Warrant. Subject to the terms of this Warrant Certificate, the Holder shall have the right, which may be exercised by the registered Holder hereof from time to time on any Business Day before 5:00 P.M. (New York City time) during the period through and including the fifth anniversary hereof (the "Expiration Date") to purchase from the Company an aggregate of _______ fully paid and non-assessable Warrant Shares or such other number of Warrant Shares which the Holder may at the time be entitled to purchase in accordance with this Warrant Certificate. At 5:00 P.M. (New York City time) on the Expiration Date, each Warrant not exercised prior thereto shall be and become void and of no value.

                  2.2 Exercise of Warrants. Subject to the terms of this Warrant Certificate, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part, upon surrender to the Company, at its Office, of this Warrant Certificate, with a Purchase Form substantially in the form attached hereto duly completed and signed, and upon payment to the Company of the Exercise Price. Payment of the aggregate Exercise Price shall be in cash or by check payable to the order of the Company; provided that in lieu of payment in cash, at the option of the Holder, the Exercise Price may be payable either by
(i) delivery to the Company of securities of the Company owned by the Holder having a Fair Market Value (as hereinafter defined), or in the case of preferred stock, an aggregate liquidation preference, equal to the Exercise Price; or (ii) surrender to the Company of a portion of the Warrants evidenced by this Warrant Certificate representing the right to purchase such number of Warrant Shares as to which the aggregate Fair Market Value of such Warrant Shares minus the Exercise Price therefor equals the Exercise Price for the Warrant Shares as to which Warrants evidenced hereby are being exercised.

         As used herein, "Fair Market Value" of the Common Stock or other securities means, on any date, the average of the last sale price, regular way, for the 10-business day period immediately preceding such date, or if no such sales took place during such 10-business day period, the average of the closing bid and asked prices, regular way, for each day in such 10- business day period, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock or such other securities are listed, or, if the Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the average of the last quoted sale price for such 10-business day period or, if not so quoted, the average of the high bid and low asked prices for each day in such 10-business day period in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices during such 10-business day period as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the shares of Common Stock or such other securities are not publicly held or so listed or publicly traded, "Fair Market Value" shall mean the fair market value per share of Common Stock or such other securities as determined, in good faith and in the exercise of reasonable business judgment, by the Board of Directors of the Company.

         Upon the surrender of this Warrant Certificate, with the Purchase Form duly executed, and payment of the Exercise Price as aforesaid, the Company shall promptly and, in any event within ten Business Days, issue and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for such number of Warrant Shares so purchased. Such certificate or certificates shall be dated and deemed to have been issued as of the date of the surrender of this Warrant Certificate and payment of the Exercise Price, as aforesaid. The right of purchase represented by this Warrant Certificate shall be exercisable, at the election of the Holder, in full at any time or in part from time to time. In the event the Holder shall exercise fewer than all the Warrants evidenced hereby, a new Warrant Certificate shall be issued evidencing the remaining unexercised Warrants.

                  2.3 Exercise Price. The price per share at which each Warrant Share shall be purchased upon exercise of each Warrant (the "Exercise Price") shall be $_____, subject to adjustment pursuant to Section 6.

         SECTION 3. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other similar taxes, if any, which may be payable in respect of the issuance or delivery of the Warrants or of the Warrant Shares purchasable and issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any such tax or other charge imposed in respect of the transfer of Warrants, or the issuance or delivery of certificates for Warrant Shares or other Securities in respect of the Warrant Shares upon the exercise of Warrants, to a person or entity other than a then-existing registered Holder of Warrants.

         SECTION 4. Mutilated or Missing Warrants. In the event this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon, in the event of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction and, if requested by the Company, upon indemnity that also is satisfactory to it; provided that a written undertaking of such loss, theft or destruction of this Warrant Certificate by the registered Holder hereof or any Affiliate thereof shall be deemed a satisfactory indemnity of the Company for purposes of this Section 4. In making application for such a substitute Warrant Certificate, the Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 5. Reservation and Availability of Warrant Shares; Purchase and Cancellation of Warrants.

                  5.1 Reservation of Warrant Shares.

                           (a) The Company shall at all times reserve and keep
available free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligations to issue the Warrant Shares upon exercise of the Warrants, the full number of Warrant Shares deliverable upon the exercise of all the Warrants evidenced by this Warrant Certificate (as adjusted pursuant to Section 6). The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid (each, a "Transfer Agent") shall be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to Section 6 hereof.

                           (b) The Company covenants that all Warrant Shares
issuable upon exercise of the Warrants will, upon issuance, be fully paid, non-assessable and free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

                           (c) Before taking any action which would cause an
adjustment pursuant to Section 6, the Company will take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non- assessable Warrant Shares at the Exercise Price as so adjusted.

                  5.2 Warrant Shares Record Date. Each person in whose name any stock certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby, and such stock certificate shall be dated the date upon which this Warrant Certificate was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made.

                  5.3 Cancellation of Warrant. Upon surrender of the Warrant Certificate for exchange, substitution, transfer or exercise, it shall be canceled by the Company and retired.

         SECTION 6. Adjustment of Number of Warrant Shares and Exercise Price. The number of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

                  6.1 Mandatory Adjustments. The number of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment as follows:

                           (a) In case the Company shall (i) declare or pay a
dividend on any of its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivide any of its outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine any of its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of any of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation, merger or other business combination in which the Company is the surviving corporation), the number and kind of Warrant Shares purchasable and issuable upon exercise of the Warrants shall be adjusted so that the Holder, upon exercise thereof, shall be entitled to receive the number and kind of Warrant Shares and other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had the Warrants been exercised and the relevant Warrant Shares issued in the name of the Holder immediately prior to the happening of such event or, if applicable, any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Upon adjustment of the number of Warrant Shares as provided in this paragraph (a), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                           (b) In case the Company shall distribute to all
holders of its outstanding Common Stock evidences of indebtedness of the Company, cash (including cash dividends payable out of consolidated earnings or earned surplus) or assets or securities other than its Common Stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Sections 6.1(a) above or Section 6.1(c) below) (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Exercise Price shall be adjusted by subtracting from the Exercise Price then in effect the value (as determined in accordance with Section 6.2(b)) of the assets or securities that the Holder would have been entitled to receive per Warrant Share as a result of such distribution had the Warrant been exercised and the relevant Warrant Shares issued in the name of the Holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Exercise Price would be less than the then par value of the Common Stock, the Company shall distribute such assets or securities to the Holder as if the Holder had exercised the Warrants and the Warrant Shares had been issued in the name of the Holder immediately prior to the record date for such distribution. Any adjustment required by this Section 6.1(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                           (c) If at any time after the date hereof the Company
shall issue or sell any shares of Common Stock or any warrants, options or rights to subscribe for or purchase Common Stock ("Purchase Rights") or securities convertible into Common Stock ("Convertible Securities") (but excluding distributions referred to in paragraph (a) or (b) above), and the consideration per share for, or the price per share at which such Purchase Right or Convertible Security is exercisable for or convertible into, such Common Stock (the "Subsequent Issue Price") is less than the Exercise Price in effect immediately prior to such issuance or sale, then, forthwith upon such issuance or sale, the Exercise Price shall be reduced to the Subsequent Issue Price. In the case of an adjustment pursuant to this Section 6.1(c) for a subsequent issuance of Purchase Rights or Convertible Securities, the Subsequent Issue Price shall be deemed to be the lowest possible price in any range of prices at which such Purchase Rights or Convertible Securities may be exercised or converted. No further adjustments of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Purchase Rights or Convertible Securities and, if any issue or sale of such Purchase Rights or Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Purchase Rights or Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 6.1, no further adjustments of the Exercise Price shall be made by reason of such issue or sale. For the purposes of this subparagraph (c), the date as of which the Exercise Price shall be computed shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Purchase Rights or Convertible Securities; and (ii) the date of actual issuance of such Purchase Rights or Convertible Securities. Such adjustments shall be made upon each issuance of Purchase Rights or Convertible Securities and shall become effective immediately after such issuance.

                           (d) The Exercise Price shall be adjusted when and as
needed pursuant to Section 2(b)(ii) of the Registration Rights Agreement between Stanford Venture Capital Holdings, Inc. and the Company.

                           (e) Upon each adjustment of the Exercise Price
pursuant to paragraphs (b)-(d) of this Section 6.1, this Warrant Certificate shall be deemed to evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by multiplying the number of Warrant Shares covered by this Warrant Certificate immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the Exercise Price in effect after such adjustment.

                  6.2 Notice of Adjustment.

                           (a) The Company hereby agrees that whenever any
adjustment of the number of Warrant Shares purchasable upon the exercise of the Warrants or the Exercise Price of such Warrants is effected as herein provided, the Company shall promptly notify the Holder, by first class mail, postage prepaid, of such adjustment and shall deliver to the Holder a certificate of the Chief Financial officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of the Warrants and the Exercise Price of the Warrants after such adjustment, (ii) a brief statement of the facts requiring such adjustment, and (iii) the computation by which such adjustment was made.

                           (b) If any adjustment is required to be made pursuant
to Section 6.1(b) (unless the proviso to the first sentence of that Section is applicable to the action), the Company and the Holder shall negotiate in good faith toward agreeing upon the value of the assets or securities and the necessary adjustment. If no agreement can be reached within 14 days from the date of receipt by the Holder of such notice, the Company and the Holder shall appoint within 21 days from the date of such receipt a mutually acceptable independent investment banking firm to determine the necessary adjustment. Such firm shall make the necessary determination which shall be binding absent actual fraud or manifest error. The fees of such firm for making such determination and any related reimbursable expenses shall be paid by the Company.

                  6.3 Preservation of Purchase Rights Upon Merger, Consolidation, etc.

                           (a) In the event of any merger, consolidation or
other acquisition or business combination in which the Company is not the surviving corporation or in which all of the outstanding Common Stock of the Company is converted into, acquired or exchanged for securities, cash or property or in the event of the sale or other disposition of all or substantially all the assets of the Company, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this Section 6.3, the holder of this Warrant Certificate, upon the exercise of any of its Warrants at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive, in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock, securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto, at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in Section 6.1 above). Such undertaking shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6, provided, however, that if upon such consolidation, merger, transfer, reorganization or reclassification, different holders of Common Stock shall be entitled to receive different forms of consideration for their Common Stock, the form of such consideration thereafter deliverable upon the exercise of the Warrants shall be as determined in good faith by the Board of Directors, whose determination shall be conclusive. The provisions of this Section 6.3 shall also apply to successive mergers or consolidations.

                           (b) Upon any liquidation, dissolution or winding up
of the Company, the Holder shall receive such cash or property (less the Exercise Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrants been exercised and the Warrant Shares issued immediately prior to the occurrence of such liquidation, dissolution or winding up.

                  6.4 Statement on the Warrant. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrant or the Exercise Price, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and any kind of shares as are stated in this Warrant Certificate.

         SECTION 7. Fractional Interests. The Company shall not be required to issue fractional securities on the exercise of Warrants. If any fraction of a security would be issuable on the exercise of Warrants, the Company shall pay to the Holder of such Warrants an amount in cash equal to the Fair Market Value of such fraction.

         SECTION 8. Registration. The Holder shall, from time to time, have the rights, if any, with respect to registration of Warrant Shares as are set forth in the Registration Rights Agreement, between the Company and
___________________________.

         SECTION 9. No Rights as a Stockholder; Notices to Holder. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the exercise of the Warrants evidenced by this Warrant Certificate, any of the following events shall occur:

                           (a) the Company shall declare any dividend payable in
cash or in any securities upon its shares of Common Stock or make any distribution to the holders of its shares of Common Stock;

                           (b) the Company shall offer to all holders of its
shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof;

                           (c) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed; or

                           (d) any consolidation or merger to which the Company
is a party and for which approval of the holders of Common Stock is required, or of the conveyance or transfer of all or substantially all assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrant (other than a change in par value to no par value, or from no par value to par value) or as a result of a subdivision or combination, then in any one or more of said events, the Company shall give to the Holder the greater of 30 business days written notice and the number of days written notice required to be given to stockholders with respect to such action prior to the applicable record date hereinafter specified, stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividends, rights or warrants are to be determined; or (ii) the date on which any such dissolution, liquidation, winding up, consolidation, merger, conveyance or transfer is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up.

         SECTION 10. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall promptly notify the Holder of the name and address of such Transfer Agent.

         SECTION 11. Notices. Any notice, except as provided in Section 9 of this Warrant Certificate, or demand authorized by this Warrant Certificate to be given by the Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed by overnight courier, or otherwise delivered, to the Company, at 6501 N.W. Park of Commerce Blvd., Suite 205, Boca Raton, FL 33487, Attn: Sam A. Lazar. The Company may change the address to which notices to it are to be delivered or mailed hereunder by notice to the Holder pursuant to this Section 11.

         Any notice pursuant to this Warrant Certificate by the Company to the Holder shall be in writing and shall be mailed by overnight courier or otherwise delivered, to the Holder at its address set forth in the Warrant Register.

         Notices delivered personally shall be effective at the time delivered by hand, notices sent by mail shall be effective when received, notices sent by facsimile transmission shall be effective when confirmed and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

         SECTION 12. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant Certificate may be amended, or compliance therewith may be waived, by a written instrument or written instruments executed by the Company and the Holder.

         SECTION 13. Successors. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 14. Governing Law. This Warrant Certificate shall be construed in accordance with and governed by the internal laws of the State of Florida applicable to contracts executed and to be performed wholly within such state, without regard to the principles of conflicts or choice of law.

         SECTION 15. Benefits of this Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant Certificate; and this Warrant Certificate shall be for the sole and exclusive benefit of this Company and the Holder.

         SECTION 16. Termination. This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 P.M. (New York City time) on the Expiration Date or the date on which all of the Warrants have been exercised.

         SECTION 17. Captions. The captions of the Sections and paragraphs of this Warrant Certificate have been inserted for convenience only and shall have no substantive effect.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed this ____ day of ____________, 2001.


                                      INTERNATIONAL COSMETICS MARKETING CO.
                                      D/B/A BEVERLY SASSOON & CO.


                                      By:_______________________________
                                      Name:____________________________
                                      Title:_____________________________

Attest:


By:______________________________
Name:___________________________
Title:_____________________________

                          FORM OF ELECTION TO PURCHASE

(To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)

To:  [Company]

         The undersigned hereby irrevocably elects to exercise ________________ Warrants evidenced by the attached Warrant Certificate for, and to purchase thereunder, full shares of Common Stock issuable upon exercise of said Warrants, all at the price and on the terms and conditions specified in the attached Warrant Certificate.

         The undersigned requests that certificates for such shares be issued in the name of and delivered to ______________________, whose address is
______________________________.



                                       PLEASE INSERT SOCIAL SECURITY OR TAX
                                       IDENTIFICATION NUMBER

(Please print name and address)





         If said number of Warrants shall not be all the Warrants evidenced by the attached Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to


                         (Please print name and address)





                                        By:
                                             Name:
                                             Title:

Dated:

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the attached Warrant Certificate) set opposite the name of such assignee below and in and to the attached Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:


Name of Assignee                   Address                Number of Warrants
----------------                   -------                ------------------





         If the total of said Warrants shall not be all the Warrants evidenced by the attached Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.


                                              By:
                                                   Name:
                                                   Title:

Dated: